Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tompkins Financial Corporation:

We consent to the incorporation by reference in the registration statements (333-108002, 333-206043 and 333-
212636) on Forms S-8 and in the registration statements (333-206062 and 333-219427) on Forms S-3 of
Tompkins Financial Corporation and subsidiaries (the “Company”) of our reports dated March 1, 2018, with respect to the consolidated statements of condition of the Company as of December 31, 2017 and 2016, and
the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes
(collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on
Form 10-K of the Company.

/s/ KPMG LLP
KPMG LLP
Rochester, New York
March 1, 2018